Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

XPERI HOLDING CORPORATION

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

Xperi Holding Corporation, a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

1.	Article I of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

I.	The name of the corporation is Adeia Inc. (hereinafter the “Corporation”).

2.	The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

3.	This Certificate of Amendment shall become effective at 12:01 a.m. Eastern Time on October 1, 2022.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 30th day of September, 2022.

XPERI HOLDING CORPORATION

By:	/s/ Paul Davis
Name:	Paul Davis
Title:	Authorized Officer

[Signature Page to Certificate of Amendment Changing Name (Xperi Holding Corporation)]